Exhibit 5.1

May 6, 2011

K-V Pharmaceutical Company

Re:	Registration Statement on Form S-1 for up to 20,038,410 additional shares of K-V Pharmaceutical Company Class A Common Stock, par value $0.01, issuable upon the exercise of warrants held by the selling stockholders (the “Warrants”)

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-1 (the “Registration Statement”) to be filed by K-V Pharmaceutical Company, a Delaware corporation (the “Company”), on May 6, 2011, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed offer and sale by the selling stockholders of up to 20,038,410 shares of the Company’s Class A Common Stock, par value $0.01 (the “Warrant Shares”) issuable upon the exercise of the Warrants, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Certificate of Incorporation and all amendments thereto, By-Laws, as currently in effect, and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that the Warrant Shares to be issued by the Company upon the exercise of the Warrants in accordance with their terms and offered and sold by the selling stockholders, have been duly authorized and, when issued by the Company, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares.

Very truly yours,

/s/ THOMPSON COBURN LLP